Exhibit 99.2

Q1 2019 Supplemental Information Three Months Ended March 31, 2019

2 This communication contains forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended (the “Securities Act”), and Section 21 E of the Securities Exchange Act of 1934 , as amended (the “Exchange Act”) . Forward - looking statements can be identified by the fact that they do not relate strictly to historical or current facts . These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “opportunities,” “goal,” “guidance,” “outlook,” “initiatives,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases . All statements that address operating performance, events, or developments that the Company expects or anticipates will occur in the future are forward - looking statements . They may include estimates of expected cash available for distribution, dividend growth, earnings, revenues, income, loss, capital expenditures, liquidity, capital structure, margin enhancements, cost savings, future growth, financing arrangements and other financial performance items (including future dividends per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above . Forward - looking statements provide the Company’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made . Although the Company believes its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially . Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are listed below and further disclosed under the section entitled Item 1 A . Risk Factors in our Annual Report on Form 10 - K for the year ended December 31 , 2018 : risks related to weather conditions at our wind and solar assets ; our ability to enter into contracts to sell power on acceptable prices and terms, including as our offtake agreements expire ; government regulation, including compliance with regulatory and permit requirements and changes in tax laws, market rules, rates, tariffs, environmental laws and policies affecting renewable energy ; our ability to compete against traditional utilities and renewable energy companies ; pending and future litigation ; our ability to successfully integrate projects we acquire from third parties, including Saeta Yield S . A . U . , and our ability to realize the anticipated benefits from such acquisitions ; our ability to implement and realize the benefit of our cost and performance enhancement initiatives, including the long - term service agreements with an affiliate of General Electric and our ability to realize the anticipated benefits from such initiatives ; the willingness and ability of counterparties to fulfill their obligations under offtake agreements ; price fluctuations, termination provisions and buyout provisions in offtake agreements ; risks related to the ability of our hedging activities to adequately manage our exposure to commodity and financial risk ; risks related to our operations being located internationally, including our exposure to foreign currency exchange rate fluctuations and political and economic uncertainties ; the regulated rate of return of renewable energy facilities in our Regulated Wind and Solar segment, a reduction of which could have a material negative impact on our results of operations ; the condition of the debt and equity capital markets and our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness in the future ; operating and financial restrictions placed on us and our subsidiaries related to agreements governing indebtedness ; our ability to identify or consummate any future acquisitions, including those identified by Brookfield Asset Management Inc . (“Brookfield”) ; our ability to grow and make acquisitions with cash on hand, which may be limited by our cash dividend policy ; risks related to the effectiveness of our internal control over financial reporting ; and risks related to our relationship with Brookfield, including our ability to realize the expected benefits of sponsorship . The Company disclaims any obligation to publicly update or revise any forward - looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law . The foregoing list of factors that might cause results to differ materially from those contemplated in the forward - looking statements should be considered in connection with information regarding risks and uncertainties, which are described in our Annual Report on Form 10 - K for the year ended December 31 , 2018 and in subsequent Quarterly Reports on Form 10 - Q, as well as additional factors we may describe from time to time in our other filings with the Securities and Exchange Commission (the “SEC”) . We operate in a competitive and rapidly changing environment . New risks and uncertainties emerge from time to time, and you should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties . This Supplemental Information contains references to Adjusted Revenue, Adjusted EBITDA, and cash available for distribution (“CAFD”), which are Non - GAAP measures that should not be viewed as alternatives to GAAP measures of performance, including revenue, net income (loss), operating income or net cash provided by operating activities . Our definitions and calculation of these Non - GAAP measures may differ from definitions of Adjusted Revenue, Adjusted EBITDA and CAFD or other similarly titled measures used by other companies . We believe that Adjusted Revenue, Adjusted EBITDA and CAFD are useful supplemental measures that may assist investors in assessing the financial performance of the Company . None of these Non - GAAP measures should be considered as the sole measure of our performance, nor should they be considered in isolation from, or as a substitute for, analysis of our financial statements prepared in accordance with GAAP, which are available on our website at www . terraform . com, as well as at www . sec . gov . Cautionary Statement Regarding Forward - Looking Statements

3 Executing our Business Plan › Generated CAFD of $ 44 million compared to $ 23 million in the same period of the prior year › Successfully transferred 10 of 16 projects in our North American wind fleet and all system control functions to General Electric (“GE”) and anticipate turning over the remaining sites to GE by July 2019 , which is expected to yield ~ $ 20 million in annual cost savings on a run rate basis › Have transitioned operations for our 540 MW Spanish wind fleet to the original equipment manufacturers (“OEMs”) and agreed to amend existing operations and maintenance (“O&M”) agreements in Portugal and Uruguay, which together we expect will yield ~ $ 4 million in annual cost savings ; in process of finalizing long term service agreements (“LTSAs”) › Executed letter of intent to acquire solar portfolio with a combined nameplate capacity of 15 MW and a purchase price of ~ $ 24 million › Generated approximately $ 2 million of incremental revenue (adjusting for resource and curtailment) as a result of the solar performance improvement plan completed late last year › Declared a Q 2 2019 dividend of $ 0 . 2014 per share Q1 2019 Highlights

4 2,399 GWh Generation Q1 2019 Highlights (continued) Performance Highlights › Our portfolio delivered Net loss, Adjusted EBITDA and CAFD of $ (36) million, $ 178 million and $ 44 million, respectively , versus $ (76) million, $ 96 million and $ 23 million, respectively, in the prior year › Net loss was $ 40 million lower than the prior year, Adjusted EBITDA increased by $ 82 million compared to the prior year, and CAFD increased by $ 21 million compared to the prior year, primarily due to European contributions › Excluding the European platform, the total generation in Q 1 of 1 , 835 GWh was largely in - line with the prior year, primarily due to improved availability offset by icing and snow issues in North America . Production was below our Long Term average (‘LTA”) primarily due to lower resource, icing, and one - time maintenance, which we expect will be largely mitigated upon full implementation of our LTSAs with GE › Including the contribution of our European platform , total generation in Q 1 2019 was 2 , 399 GWh › CAFD per share increased by $ 0 . 05 versus the prior year due to the addition of the European platform and offset in part by the increased shares › Total capitalization $ 8 . 4 billion after funding European platform acquisition Key Performance Metrics $44 million CAFD Mar 31 Dec 31 2019 2018 5,739 5,797 2,683 2,768 8,422 8,565 (IN $ MILLIONS) Total long-term debt Total capitalization(1) (1) Total stockholders' equity and redeemable non-controlling interest Total capitalization is comprised of total stockholders’ equity, redeemable non-controlling interests, and Total long-term debt. Mar 31 Mar 31 2019 2018 2,656 2,022 2,399 1,834 $ 242 $ 139 178 96 (36) (76) 44 23 $ (0.04) $ 0.56 $ 0.21 $ 0.16 (1) ($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS) Total generation (GWh) Adjusted Revenue(1) CAFD per share(1)(2)(3) Non-GAAP measures. See Appendix 1 and “Reconciliation of Non -GAAP Measures”. Earnings (loss) per share(2) Three months ended CAFD(1) Net loss LTA generation (GWh) Adjusted EBITDA(1) (3) (2) CAFD per share is calculated using a weighted average diluted Class A common stock shares outstanding. Earnings (loss) per share is calculated using Net (loss) income attributable to Class A common stockholders divided by a weighted average diluted Class A common stock shares outstanding. For the three months ended March 31, 2019 and March 31, 2018, net (loss) income attributable to Class A common stock holders totaled ($9) million, and $83 million, respectively. For the three months ended March 31, 2019 and March 31, 2018, weighted average diluted Class A common stock shares outstanding totaled 209 million, and 148 million, respectively.

5 TERP’s mandate is to acquire, own and operate wind and solar assets in North America and Western Europe Overview of TerraForm Power $8.5 billion Total power assets 3,737 MW of capacity 4 64% wind 5 36% solar 5 ~$2.9 Billion 1 Market Capitalization TERP NASDAQ ~5.9% Yield 2 $0.8056 Target 2019 per Share Dividend ~65% Brookfield Ownership Significant NOLs 3 Tax advantaged structure (C Corp) 1. Based on the closing price of TERP’s Class A common stock of $ 13 . 75 per share on May 6 , 2019 . 2. Based on 2019 target dividend of $ 0 . 8056 per share and the closing price of TERP’s Class A common stock of $ 13 . 75 per share on May 6 , 2019 . 3. Net Operating Losses (“NOLs”) . 4. In this presentation, all information regarding megawatt (“MW”) capacity represents the maximum generating capacity of a facility as expressed in (1) direct current (“DC”), for all facilities within our Solar reportable segment, and (2) alternating current (“AC”) for all facilities within our Wind and Regulated Solar and Wind reportable segments . 5. Expressed as a percentage of total MW under management .

6 Renewables Portfolio with Scale in North America and Western Europe Owner and operator of an over 3,700 MW diversified portfolio of high - quality wind and solar assets, underpinned by long - term contracts Spain Portugal Uruguay Chile U.K. Wind Solar Total US 1,536 MW 911 MW 2,447 MW International 856 MW 434 MW 1,290 MW Total 2,392 MW 1,345 MW 3,737 MW

7 Significant Diversity 1. Determined based on Total MW . 2. Based on Projected Revenue for 2019 . 64% 36% Large - Scale, Diversified Portfolio 1 3.7 GW Fleet Solar Wind 41% 14% 2% 4% 3% 24% 7% 2% 3% 0% 10% 20% 30% 40% 50% 60% 70% United States Spain Canada Portugal Chile Uruguay Significant Resource Diversity 1 Meaningful Portfolio Effect Wind Solar 49% 51% Projected Revenue 2 Solar Wind

8 Long - term contracted and regulated assets Long Term Stable Cash Flows 1. Tenor of Offtake Contracts and Offtaker Credit Ratings are calculated based on total MW, as of March 31 , 2019 . Offtaker Credit Rating indicates “IG” if rated as Investment Grade by either Moody’s or S&P, "NR" if not rated by both S&P and Moody's , “< IG” if the former cases are not applicable and rated less than Investment Grade by either Moody’s or S&P . 2. Assets remunerated through the Spanish guaranteed return on deemed investment (RAB) regime (see Slide 26 ) . 3. Determined based on TERP projected 2019 revenue . 48% 52% Recently Constructed Average Age of 6 Years > 6 years 0 - 6 years 60% 35% 5% Contracted and Regulated Revenue 3 Very Stable Revenue Regulated 2 Contracted Uncontracted 16% 23% 43% 10% 8% Tenor of Offtake Contracts 1 Average 13 Years Remaining 20+ years 10 - 14 years 5 - 9 years 0 - 4 years 15 - 19 years 93% 3% 4% Creditworthy Investment Grade Offtakers 1 < IG NR IG › ~95% of cash flows 1 are under long - term contract or regulatory framework 2 › ~13 years of contracted cash flow with creditworthy offtakers

Generation and Revenue

9

	(GWh)			($ IN MILLIONS)			
	Actual Generation		LTA Generation	Operating Revenue, Net		Adjusted Revenue[1]	
	Q1 2019	Q1 2018	Q1 2019	Q1 2019	Q1 2018	Q1 2019	Q1 2018
Wind							
Central Wind	664	669	779	$ 35	$ 32	$ 43	$ 40
Texas Wind	431	430	454	$ 11	$ 6	$ 8	$ 6
Hawaii Wind	50	41	66	$ 10	$ 8	$ 10	$ 8
Northeast Wind	311	325	324	$ 19	$ 22	$ 21	$ 24
International Wind	173	-	186	$ 18	$ -	$ 18	$ -
	1,629	**1,465**	**1,809**	**$ 93**	**$ 68**	**$ 100**	**$ 78**
Solar							
North America Utility Solar	199	207	219	$ 21	$ 23	$ 22	$ 24
International Utility Solar	75	62	66	$ 9	$ 8	$ 9	$ 8
Distributed Generation	106	100	115	$ 27	$ 29	$ 30	$ 29
	380	**369**	**400**	**$ 57**	**$ 60**	**$ 61**	**$ 61**
Regulated Solar and Wind	**390**	**-**	**447**	**$ 75**	**$ -**	**$ 81**	**$ -**
Total	**2,399**	**1,834**	**2,656**	**$ 225**	**$ 128**	**$ 242**	**$ 139**

(1) Non-GAAP measures. See Appendix 1 and "Reconciliation of Non-GAAP Measures". Adjusted for unrealized (gain) loss on commodity contract derivatives, amortization of favorable and unfavorable rate revenue contracts, and other non-cash items.

- LTA annual generation is expected generation at the point of delivery, net of all recurring losses and constraints. We expect that our wind and solar fleet will be able to produce at LTA on a run rate basis during 2019 as we improve the performance of our fleet
- We compare actual generation levels against the long-term average to highlight the impact of an important factor that affects the variability of our business results. In the short-term, we recognize that wind conditions and irradiance conditions will vary from one period to the next; however, we expect our facilities will produce electricity in-line with their LTA over time

TerraForm POWER

10 Selected Income Statement and Balance Sheet information The following tables present selected income statement and balance sheet information by operating segment: Balance Sheet Income Statement $ 3,782 $ 3,733 2,793 2,763 Regulated Solar and Wind 2,768 2,748 109 86 $ 9,452 $ 9,330 $ 1,278 $ 1,188 1,257 1,225 Regulated Solar and Wind 1,949 1,891 2,285 2,258 $ 6,769 $ 6,562 $ 2,504 $ 2,545 1,536 1,538 - Regulated Solar and Wind 819 857 (2,176) (2,172) $ 2,683 $ 2,768 Corporate Total Corporate Total Total Equity and Non- controlling Interests Wind Solar Corporate Total Total Liabilities Wind Solar ($ IN MILLIONS) Mar 31, 2019 Dec 31, 2018 Total Assets Wind Solar Mar 31, Mar 31, 2019 2018 $ 4 $ (7) 13 (12) Regulated Solar and Wind (5) - (48) (57) $ (36) $ (76) $ 75 $ 54 49 49 Regulated Solar and Wind 61 - (7) (7) $ 178 $ 96 $ 46 $ 35 22 23 Regulated Solar and Wind 17 - (41) (35) $ 44 $ 23 Three months ended ($ IN MILLIONS) Net Income (loss) Solar Wind Corporate Total Adjusted EBITDA Solar Wind Corporate Total Total CAFD Solar Wind Corporate

Operating Segments

Wind

12

1,853 MW
CAPACITY

$46M
CAFD

($ IN MILLIONS, UNLESS NOTED)	Three months ended Mar 31 2019[1]	2018
Capacity (MW)	1,853	1,531
LTA Generation (GWhs)	1,809	1,623
Actual Generation (GWhs)	1,629	1,465
Adjusted Revenue	100	78
Direct operating costs	(25)	(24)
Adjusted EBITDA	$ 75	$ 54
Adjusted interest expense	(13)	(11)
Levelized principal repayments	(18)	(12)
Distributions to NCI	(4)	(2)
Sustaining capital expenditures	(2)	(2)
Other	8	8
CAFD	$ 46	$ 35
Adjusted EBITDA	75	54
Interest expense	(15)	(11)
Income taxes	(1)	-
Depreciation and amortization	(50)	(46)
Other	(5)	(4)
Net income (loss)	$ 4	(7)

	Actual Generation (GWh)		Average Adj. Revenue per MWh	
($ IN MILLIONS, EXCEPT AS NOTED)	Q1 2019	Q1 2018	Q1 2019	Q1 2018
Central Wind	664	669	$ 64	$ 60
Texas Wind	431	430	18	14
Hawaii Wind	50	41	196	191
Northeast Wind	311	325	68	73
International Wind[1]	173	-	107	-
Total	1,629	1,465	$ 61	$ 53

(1) Includes Portugal Wind and Uruguay Wind.

Performance Highlights

- Adjusted EBITDA and CAFD were $75 million and $46 million, respectively, versus $54 million and $35 million, respectively, in the prior year
  - Adjusted EBITDA was $21 million greater than the prior year, primarily due to the contribution of the International Wind portfolios, and improved availability in Central Wind and Hawaii Wind facilities, partially offset by lower merchant price in Northeast Wind portfolios. Direct operating costs were $1 million greater than the prior year due to additional costs from the European platform, partially offset by savings from the GE LTSA implementation
  - CAFD was $11 million higher than the prior year primarily due to higher Adjusted EBITDA, offset in part by debt service from the European platform and the change of allocations to non-controlling interests
  - Net income was $4 million, $11 million higher than the prior year, primarily due to improved performance and contributions from European platform

TerraForm POWER

13 Solar › Adjusted EBITDA and CAFD were $ 49 million and $ 22 million, respectively, versus $ 49 million and $ 23 million, respectively, in the prior year › Adjusted EBITDA was in - line with the prior year › CAFD decreased $ 1 million compared to the prior year due to new project financings, partially offset by lower distributions to non - controlling interests in 2019 due to timing from 2017 project defaults and related cash traps remediated in 2018 › Net income of $ 13 million was $ 25 million higher than the prior year, primarily due to gain on extinguishment of debt of $ 6 million related to redemption of financing lease obligations in Enfinity asset in Q 1 2019 , and the asset impairment charge of $ 15 million related to the First Energy Solution bankruptcy in Distributed Generation Solar in the prior year Performance Highlights 1,092 MW CAPACITY $22M CAFD Actual Generation (GWh) Average Adj. Revenue per MWh ($ IN MILLIONS, EXCEPT AS NOTED) Q1 2019 Q1 2018 Q1 2019 Q1 2018 North America Utility Solar 199 207 113$ 118$ International Utility Solar (1) 75 62 116 116 Distributed Generation 106 100 283 295 Total 380 369 161$ 165$ (1) Average Adjusted Revenue per MWh excludes pass-through transmission costs. 2019 2018 Capacity (MW) 1,092 1,075 400 399 380 369 61 61 (12) (12) $ 49 $ 49 (15) (14) (13) (12) (1) (3) 2 3 $ 22 $ 23 49 49 (13) (15) (29) (30) 6 (16) $ 13 $ (12) Actual Generation (GWhs) Mar 31 Three months ended LTA Generation (GWhs) Depreciation and amortization Other Net income (loss) ($ IN MILLIONS, UNLESS NOTED) Adjusted Revenue Direct operating costs Adjusted EBITDA Adjusted interest expense Levelized principal repayments Distributions to NCI Other CAFD Adjusted EBITDA Interest expense

14

Regulated Solar and Wind

792 MW
CAPACITY

$17M
CAFD

($ IN MILLIONS, UNLESS NOTED)	Three months ended Mar 31 2019
Capacity (MW)	792
LTA Generation (GWh)	447
Actual Generation (GWhs)	390
Adjusted Revenue	81
Direct operating costs	(20)
Adjusted EBITDA	$ 61
Adjusted interest expense	(15)
Levelized principal repayments	(28)
Other	(1)
CAFD	$ 17
Adjusted EBITDA	61
Interest expense	(28)
Income taxes	2
Depreciation and amortization	(38)
Regulated Solar and Wind price band adjustment	(5)
Other	3
Net income	$ (5)

	Regulated Solar		Regulated Wind	
	Three months ended Mar 31 2019		Three months ended Mar 31 2019	
($ IN MILLIONS, UNLESS NOTED)	Actual Results	Average Adj. Revenue per MWh	Actual Results	Average Adj. Revenue per MWh
Generation (GWh)	120		270	
Return on Investment Revenue	$ 35	$ 8 per KW per month	$ 16	$ 9 per KW per month
Return on Operation Revenue	$ 6	$ 50 / MWh	$ -	$ -
Market Revenue	$ 7	$ 33 / MWh	$ 17	$ 52 / MWh
Adjusted Revenue	$ 48	$ $400	$ 33	$ $122

Performance Highlights

- Adjusted EBITDA and CAFD were $61 million and $17 million, respectively, in Q1 2019
- Spanish market revenues were positively impacted by strong solar irradiation and high market prices, offset by lower wind resource
- Net loss was $5 million with adjusted interest expense and income taxes in line with expectations
- The results in Q1 2019 for Regulated Solar include the 4 MW assets acquired in Q4 2018

TerraForm POWER

15 Corporate The following table presents our Corporate segment’s financial results: Performance Highlights › Interest expense was $ 2 million higher in Q 1 2019 than the prior year, primarily driven by revolver drawn portion to fund the Saeta transaction › Net loss of $ 48 million was $ 9 million lower than the prior year, primarily due to significantly lower non - operating general and administrative expense in 2019 related to contractors and other professional fees, and significantly lower acquisition and related costs in 2019 2019 2018 (8) (7) Settled FX gain / (loss) 1 - $ (7)$ (7) (5) (3) (29) (25) $ (41)$ (35) (7) (7) (30) (28) - 1 - (4) (11) (18) - (1) Net loss $ (48) (57) Other Adjusted interest expense CAFD Adjusted EBITDA Interest expense Non-operating general and administrative expenses Direct operating costs Adjusted EBITDA Management fee Income tax (expense)/benefit Acquisition and related costs Three months ended Mar 31 ($ IN MILLIONS, UNLESS NOTED)

16 Liquidity We operate with sufficient liquidity to enable us to fund expected growth initiatives, capital expenditures, and distributions, and to provide protection against any sudden adverse changes in economic circumstances or short - term fluctuations in generation Principal sources of liquidity are cash flows from operations, our credit facilities, up - financings of subsidiary borrowings and proceeds from the issuance of securities Corporate liquidity and available capital were $ 676 million and $ 995 million, respectively, as of March 31 , 2019 : ($ IN MILLIONS, UNLESS NOTED) Mar 31, 2019 Dec 31, 2018 Unrestricted corporate cash $ 48 $ 53 Project - level distributable cash 43 18 Cash available to corporate 91 71 Credit facilities: Committed revolving credit facility 600 600 Drawn portion of revolving credit facilities (412) (377) Revolving line of credit commitments (103) (99) Undrawn portion of Sponsor Line 500 500 Available portion of credit facilities 585 624 Corporate liquidity $ 676 $ 695 Other project - level unrestricted cash 196 178 Project - level restricted cash 123 144 Available capital $ 995 $ 1,017

17 Maturity Profile We finance our assets primarily with project level debt that generally has long - term maturities that amortize over the contract life, few restrictive covenants and no recourse to either TerraForm Power or other projects We have long - term, staggered debt maturities The following table summarizes our scheduled principal repayments, overall maturity profile and average interest rates associated with our borrowings over the next five years : ($ IN MILLIONS) Weighted Average Life (Years) 2019 2020 2021 2022 2023 Thereafter Total Weighted Average Interest Rate (%) Principal Repayments Corporate borrowings Notes 7 $ - $ - $ - $ - $ 500 $ 1,000 $ 1,500 5.1% Term Loan 4 2 4 4 336 - - 346 4.5% Revolver 5 - - - - 412 - 412 4.7% Total corporate 6 2 4 4 336 912 1,000 2,258 4.9% Non-recourse debt Utility scale 17 37 43 43 46 48 626 843 5.9% Distributed generation 5 23 15 16 20 121 24 219 5.0% Solar 15 60 58 59 66 169 650 1,062 5.7% Wind 9 60 72 75 229 47 470 953 4.9% Regulated energy 12 103 110 115 121 127 896 1,472 4.1% Total non-recourse 12 223 240 249 416 343 2,016 3,487 4.8% Total borrowings 10 $ 225 $ 244 $ 253 $ 752 $ 1,255 $ 3,016 $ 5,745 4.9%

18 Contract Profile Our portfolio has a weighted - average remaining contract duration of ~ 13 years . Over the next five years, contracts accounting for 10 % of our expected generation expire . We are focused on securing new long - term contracts through recontracting or repowering as these contracts expire The majority of our long - term contracted power is with investment - grade counterparties . The composition of our counterparties under power purchase agreements is as follows : › Public utilities: 56% › Government institutions: 26% › Financial institutions: 12% › Commercial and industrial customers: 6% The following table sets out our contracted generation over the next five years as a percentage of expected generation . We currently have a contracted profile of approximately 96 % of future generation and our goal is to maintain this profile going forward 2019 2020 2021 2022 2023 Contracted Solar 100% 100% 100% 100% 100% Wind 93% 89% 85% 84% 84% Regulated Solar and Wind 100% 100% 100% 100% 100% Total Portfolio Contracted 96% 93% 90% 90% 90% Uncontracted Solar 0% 0% 0% 0% 0% Wind 7% 11% 15% 16% 16% Regulated Solar and Wind 0% 0% 0% 0% 0% Total Portfolio Uncontracted 4% 7% 10% 10% 10% For the Year ending December 31,

Appendix 1 – Reconciliation of Non - GAAP Measures

20 This communication contains references to Adjusted Revenue, Adjusted EBITDA, and cash available for distribution (“CAFD”), which are supplemental Non - GAAP measures that should not be viewed as alternatives to GAAP measures of performance, including revenue, net income (loss), operating income or net cash provided by operating activities . Our definitions and calculation of these Non - GAAP measures may differ from definitions of Adjusted Revenue, Adjusted EBITDA and CAFD or other similarly titled measures used by other companies . We believe that Adjusted Revenue, Adjusted EBITDA and CAFD are useful supplemental measures that may assist investors in assessing the financial performance of TerraForm Power . None of these Non - GAAP measures should be considered as the sole measure of our performance, nor should they be considered in isolation from, or as a substitute for, analysis of our financial statements prepared in accordance with GAAP, which are available on our website at www . terraform . com, as well as at www . sec . gov . We encourage you to review, and evaluate the basis for, each of the adjustments made to arrive at Adjusted Revenue, Adjusted EBITDA and CAFD . Calculation of Non - GAAP Measures We define Adjusted Revenue as operating revenues, net, adjusted for non - cash items, including (i) unrealized gain/loss on derivatives, net (ii) amortization of favorable and unfavorable rate revenue contracts, net, (iii) an adjustment for wholesale market revenues to the extent above or below the regulated price bands, and (iv) other items that we believe are representative of our core business or future operating performance . We define Adjusted EBITDA as net income (loss) plus ( i ) depreciation, accretion and amortization, (ii) interest expense, (iii) non - operating general and administrative costs, (iv) impairment charges, (v) loss on extinguishment of debt, (vi) acquisition and related costs, (vii) income tax (benefit) expense, (viii) adjustment for wholesale market revenues to the extent above or below the regulated price bands, (ix) management fees to Brookfield, and and (x) certain other non - cash charges, unusual or non - recurring items and other items that we believe are not representative of our core business or future operating performance . We define “cash available for distribution” or “CAFD” as Adjusted EBITDA ( i ) minus management fees to Brookfield, (ii) minus annualized scheduled interest and project level payments of principal in accordance with the related borrowing arrangements, (iii) minus cash distributions paid to non - controlling interests in our renewable energy facilities, if any, (iv) minus average annual sustaining capital expenditures (based on the long - sustaining capital expenditure plans) which are recurring in nature and used to maintain the reliability and efficiency of our power generating assets over our long - term investment horizon, and (v) plus or minus operating items as necessary to present the cash flows we deem representative of our core business operations . Use of Non - GAAP Measures We disclose Adjusted Revenue because it presents the component of operating revenue that relates to energy production from our plants, and is, therefore, useful to investors and other stakeholders in evaluating performance of our renewable energy assets and comparing that performance across periods in each case without regard to non - cash revenue items . We disclose Adjusted EBITDA because we believe it is useful to investors and other stakeholders as a measure of our financial and operating performance and debt service capabilities . We believe Adjusted EBITDA provides an additional tool to investors and securities analysts to compare our performance across periods without regard to interest expense, taxes and depreciation and amortization . Adjusted EBITDA has certain limitations, including that it : (i) does not reflect cash expenditures or future requirements for capital expenditures or contractual liabilities or future working capital needs, (ii) does not reflect the significant interest expenses that we expect to incur or any income tax payments that we may incur, and (iii) does not reflect depreciation and amortization and, although these charges are non - cash, the assets to which they relate may need to be replaced in the future, and (iv) does not take into account any cash expenditures required to replace those assets . Adjusted EBITDA also includes adjustments for impairment charges, gains and losses on derivatives and foreign currency swaps, acquisition related costs and items we believe are infrequent, unusual or non - recurring, including adjustments for general and administrative expenses we have incurred as a result of the SunEdison bankruptcy . We disclose CAFD because we believe cash available for distribution is useful to investors and other stakeholders in evaluating our operating performance and as a measure of our ability to pay dividends . CAFD is not a measure of liquidity or profitability, nor is it indicative of the funds needed by us to operate our business . CAFD has certain limitations, such as the fact that CAFD includes all of the adjustments and exclusions made to Adjusted EBITDA described above . The adjustments made to Adjusted EBITDA and CAFD for infrequent, unusual or non - recurring items and items that we do not believe are representative of our core business involve the application of management judgment, and the presentation of Adjusted EBITDA and CAFD should not be construed to infer that our future results will be unaffected by infrequent, non - operating, unusual or non - recurring items . In addition, these measures are used by our management for internal planning purposes, including for certain aspects of our consolidated operating budget, as well as evaluating the attractiveness of investments and acquisitions . We believe these Non - GAAP measures are useful as a planning tool because they allow our management to compare performance across periods on a consistent basis in order to more easily view and evaluate operating and performance trends and as a means of forecasting operating and financial performance and comparing actual performance to forecasted expectations . For these reasons, we also believe these Non - GAAP measures are also useful for communicating with investors and other stakeholders . Calculation and Use of Non - GAAP Measures

Reconciliation of Non-GAAP Measures for the Three Months Ended March 31, 2019 and 2018

21

	Three Months Ended March 31, 2019					Three Months Ended March 31, 2018			
(MILLIONS, EXCEPT AS NOTED)	Wind	Solar	Regulated Solar and Wind	Corp	Total	Wind	Solar	Corp	Total
Net income (loss)	$ 4	$ 13	$ (5)	$ (48)	$ (36)	$ (7)	$ (12)	$ (57)	$ (76)
Depreciation, accretion and amortization expense (a)	50	29	38	-	117	46	30	-	76
Interest expense, net	15	13	28	30	86	11	15	28	54
Non-operating general and administrative expenses (b)	1	-	-	11	12	-	-	18	18
Impairment charges	-	-	-	-	-	-	15	-	15
Loss on extinguishment of debt	-	(6)	-	-	(6)	-	-	-	-
Acquisition and related costs, including affiliate	-	-	-	-	-	-	-	4	4
Income tax benefit (expense)	1	(3)	(2)	-	(4)	-	-	(1)	(1)
Regulated Solar and Wind price band adjustment (c)	-	-	5	-	5	-	-	-	-
Management Fee (d)	-	-	-	5	5	-	-	3	3
Other non-cash or non-operating items (e)	4	3	(3)	(5)	(1)	4	1	(2)	3
Adjusted EBITDA	$ 75	$ 49	$ 61	$ (7)	$ 178	$ 54	$ 49	$ (7)	$ 96

	Three Months Ended March 31, 2019					Three Months Ended March 31, 2018			
(MILLIONS, EXCEPT AS NOTED)	Wind	Solar	Regulated Solar and Wind	Corp	Total	Wind	Solar	Corp	Total
Operating revenues, net	$ 93	$ 57	$ 75	$ -	$ 225	$ 68	$ 60	$ -	$ 128
Unrealized (gain) loss on commodity contract derivatives, net (f)	(1)	-	-	-	(1)	2	-	-	2
Amortization of favorable and unfavorable rate revenue contracts, net (g)	8	1	-	-	9	8	1	-	9
Regulated Solar and Wind price band adjustment (c)	-	-	5	-	5	-	-	-	-
Other items (h)	-	3	1	-	4	-	-	-	-
Adjusted Revenue	$ 100	$ 61	$ 81	$ -	$ 242	$ 78	$ 61	$ -	$ 139
Direct operating costs	(25)	(12)	(20)	(8)	(65)	(24)	(12)	(7)	(43)
Settled FX gain / (loss)	-	-	-	1	1	-	-	-	-
Adjusted EBITDA	$ 75	$ 49	$ 61	$ (7)	$ 178	$ 54	$ 49	$ (7)	$ 96
Fixed management fee (d)	-	-	-	(3)	(3)	-	-	(2)	(2)
Variable management fee (d)	-	-	-	(2)	(2)	-	-	(1)	(1)
Adjusted interest expense (i)	(13)	(15)	(15)	(29)	(72)	(11)	(14)	(25)	(50)
Levelized principal payments (j)	(18)	(13)	(28)	-	(59)	(12)	(12)	-	(24)
Cash distributions to non-controlling interests (k)	(4)	(1)	-	-	(5)	(2)	(3)	-	(5)
Sustaining capital expenditures (l)	(2)	-	-	-	(2)	(2)	-	-	(2)
Other (m)	8	2	(1)	-	9	8	3	-	11
Cash available for distribution (CAFD)	$ 46	$ 22	$ 17	$ (41)	$ 44	$ 35	$ 23	$ (35)	$ 23

Reconciliation of Non-GAAP Measures for the Three Months Ended March 31, 2019 and 2018

22

a) Includes reductions/(increases) within operating revenues due to net amortization of favorable and unfavorable rate revenue contracts as detailed in the reconciliation of Adjusted Revenue.

b) Non-operating items and other items incurred directly by TerraForm Power that we do not consider indicative of our core business operations are treated as an addback in the reconciliation of net loss to Adjusted EBITDA. These items include, but are not limited to, extraordinary costs and expenses related primarily to IT system arrangements, relocation of the headquarters to New York, legal, advisory and contractor fees associated with the bankruptcy of SunEdison and certain of its affiliates and investment banking, and legal, third party diligence and advisory fees associated with the Brookfield and Saeta transactions, dispositions and financings. TerraForm Power's normal, recurring general and administrative expenses in Corporate, paid by TerraForm Power, are the amounts shown below and were not added back in the reconciliation of net loss to Adjusted EBITDA:

$ in millions	Q1 2019	Q1 2018
Operating general and administrative expenses in Corporate	$ 8	$ 7

c) Represents the Regulated Solar and Wind segment's Price Band Adjustment to Return on Investment Revenue as dictated by market conditions. To the extent that the wholesale market price is greater or less than a price band centered around the market price forecasted by the Spanish regulator during the preceding three years, the difference in revenues assuming average generation accumulates in a tracking account. The Return on Investment is either increased or decreased in order to amortize the balance of the tracking account over the remaining regulatory life of the assets.

d) Represents management fee that is not included in Direct operating costs.

e) Represents other non-cash items as detailed in the reconciliation of Adjusted Revenue and associated footnote and certain other items that we believe are not representative of our core business or future operating performance, including but not limited to: loss/(gain) on foreign exchange ("FX"), unrealized loss on commodity contracts, loss on investments and receivables with affiliate, and loss on disposal of renewable energy facilities.

f) Represents unrealized (gain)/loss on commodity contracts associated with energy derivative contracts that are accounted for at fair value with the changes recorded in operating revenues, net. The amounts added back represent changes in the value of the energy derivative related to future operating periods, and are expected to have little or no net economic impact since the change in value is expected to be largely offset by changes in value of the underlying energy sale in the spot or day-ahead market.

g) Represents net amortization of purchase accounting related to intangibles arising from past business combinations related to favorable and unfavorable rate revenue contracts.

h) Primarily represents insurance compensation for revenue losses and adjustments for solar renewable energy certificate ("SREC") recognition due to timing.

i) Represents project-level and other interest expense and interest income attributed to normal operations. The reconciliation from Interest expense, net as shown on the Consolidated Statements of Operations to adjusted interest expense applicable to CAFD is as follows:

$ in millions	Q1 2019	Q1 2018
Interest expense, net	$ (86)	$ (54)
Amortization of deferred financing costs and debt discounts	2	3
Other, primarily fair value changes in interest rate swaps and purchase accounting adjustments due to acquisition	12	1
Adjusted interest expense	$ (72)	$ (50)

TerraForm POWER

23 Reconciliation of Non - GAAP Measures for the Three Months Ended March 31, 2019 and 2018 (continued) j) Represents levelized project - level and other principal debt payments to the extent paid from operating cash . k) Represents cash distributions paid to non - controlling interests in our renewable energy facilities . The reconciliation from Distributions to non - controlling interests as shown on the Consolidated Statement of Cash Flows to Cash distributions to non - controlling interests, net for the three months March 31 , 2019 and 2018 is as follows : l) Represents long - term average sustaining capex to maintain reliability and efficiency of the assets . m) Represents other cash flows as determined by management to be representative of normal operations including, but not limited to, wind plant “pay as you go” contributions received from tax equity partners, interconnection upgrade reimbursements, major maintenance reserve releases or (additions), and releases or (postings) of collateral held by counterparties of energy market hedges for certain wind plants, and recognized SREC gains that are covered by loan agreements . $ in millions Q1 2019 Q1 2018 Purchase of membership interests and distributions to non- controlling interests $ (6) $ (6) Buyout of non-controlling interests and Additional Paid in Capital 1 - Adjustment for non-operating cash distributions - 1 Cash distributions to non-controlling interests $ (5) $ (5)

Appendix 2 – Additional Information

25 2019 Annualized Long - Term Average Generation (LTA) GENERATION (GWh) (1)(2) Q1 Q2 Q3 Q4 Total Wind (3) Central Wind 779 664 445 762 2,650 Texas Wind 454 472 349 438 1,713 Northeast Wind 324 227 175 297 1,023 International Wind 186 160 163 184 693 Hawaii Wind 66 80 87 74 307 1,809 1,603 1,219 1,755 6,386 Solar (4) North America Utility Solar 219 343 319 193 1,074 International Utility Solar 66 49 52 73 240 Distributed Generation 115 185 177 103 580 400 577 548 369 1,894 Regulated Solar and Wind Spain Wind 362 243 190 251 1,046 Spain Solar 85 252 298 60 695 447 495 488 311 1,741 Total 2,656 2,675 2,255 2,435 10,021 (1) (2) (3) (4) LTA is calculated on an annualized basis from the beginning of the year, regardless of the acquisition or commercial operation date. Wind LTA is the expected average generation resulting from simulations using historical wind speed data normally from 1997 to 2016 (20 years), adjusted to the specific location and performance of the different wind farms. Solar LTA is the expected average generation resulting from simulations using historical solar irradiance level data normally from 1998 to 2016 (19 years), adjusted to the specific location and performance of the different sites. LTA does not include Q4 acquisitions for Tinkham Hill Expansion assets. The Tinkham Hill Expansion asset is expected to achieve its commercial operation date during the second quarter of 2019.

26 Spanish Regulated Revenue Framework Under the Spanish regulatory framework, revenues have three components 1. Return on Investment : All renewable power plants receive a monthly capacity payment . This capacity payment, when combined with margin from the market revenues forecasted by the regulator, is sized to allow the generator to earn the regulated rate of return (currently 7 . 4% ) on its deemed capital investment . The Return on Investment is recalculated every three years . Since the capacity payment is a fixed payment, it is very stable, with no volume or price risk . Historically, this revenue stream has comprised in the range of 65 % of our regulated revenue . 2. Return on Operation : Applicable only to our concentrated solar power plants (CSP), this revenue stream consists of an additional payment for each MWh produced to recover deemed operating costs that are in excess of market revenue forecasted by the regulator, such that the margin on forecasted market revenues is equal to zero . The Return on Operations is recalculated every three years . Aside from the volumetric risk associated with production, this revenue stream has no market price risk and has historically comprised less than 10 % of our regulated revenue . 3. Market Revenue : Renewable power plants sell power into the wholesale market and receive the market - clearing price for all MWhs they produce . Although this revenue stream is subject to both volume and market price risk, its impact on overall revenues is mitigated by the reset of the Return on Investment every three years . Market revenues historically comprise in the range of 25 % of our regulated revenue yet only 8 % of TerraForm Power’s consolidated revenues . Every three years, the regulated components of revenue (i . e . , the Return on Investment and Return on Operations) are reset in order to mitigate the overall variability of revenues . Based on market conditions, the regulator updates its market price forecast . Since the combination of margin from market revenues forecasted by the regulator and the regulated components of revenue are sized to equal the regulated return, the Return on Investment and Return on Operations are reset accordingly . Furthermore, to the extent that the wholesale market price is greater or less than a price band centered around the market price forecasted by the regulator during the preceding three years, the difference in revenues assuming average generation accumulates in a tracking account . The Return on Investment is either increased or decreased in order to amortize the balance of the tracking account over the remaining regulatory life of the assets . Over time, this adjustment dampens the impact of wholesale price variability . Every six years, the regulated rate of return may be reset to a level that allows generators to earn a fair rate of return in light of market conditions . The regulator may take factors such as interest rates, the equity market premium, etc . into account when making its recommendation, and any change to the regulated rate of return must be proposed by the Spanish government and approved by a decree of parliament . To the extent there is no decree of parliament, the regulated rate of return will remain unchanged . In early November, after receiving input from stakeholders, the regulator made a final non - binding recommendation to reset the regulated rate of return to 7 . 09 % from the current 7 . 40% . Based on this recommendation and other considerations, parliament may decide to change the regulated rate . In the Spanish general election on April 28 , 2019 , Spain’s center - left Socialist Worker’s Party (“PSOE”) won 123 seats in Congress, which was far more than any other party and an increase of 38 seats from the number of seats the PSOE previously held . While this is short of the 176 seats required to unilaterally establish a government, the PSOE, which is led by current Prime Minister Pedro Sanchez, now enjoys a stronger political mandate and is in the driver’s seat to form a governing coalition . We believe this result is positive for the regulated rate of return as the previous Sanchez - led government proposed maintaining the regulated return at its current level of 7 . 4 % for the next 12 years commencing 2020 for all renewable assets in operation before September 2013 , including all of our Spanish assets . In light of these election results and broad based support for renewable power amongst Spanish political parties, we are optimistic that the newly formed government will pass a constructive solution to the regulated return in a timely fashion .

27 NASDAQ: TERP www.terraformpower.com